UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2015

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

805-369-5200
(Registrant's Telephone Number, Including Area Code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Heritage Oaks Bancorp (the "Company"), a bank holding company and the parent of Heritage Oaks Bank, issued a press release today announcing that it has amended its previously announced agreement for the repurchase of up to $5,000,000 of its outstanding common stock pursuant to a written plan compliant with Rule 10b5-1 and Rule 10b-18. Repurchase program activity pursuant to the amended plan may commence on July 1, 2015 and will continue in effect until January 31, 2016 or expire earlier upon completion of the repurchase of $5,000,000 of the Company's common stock, as well as under certain other circumstances set forth in the repurchase plan agreement. In the press release, the Company's Chief Executive Officer noted that one of the reasons for implementing the repurchase program is to utilize capital in a way that is expected to create value for the Company's shareholders. The Company has no obligation to repurchase any shares under this program and may suspend or discontinue it at any time. All shares repurchased as part of the repurchase program will be cancelled and therefore no longer available for reissuance.

Item 9.01. Financial Statements and Exhibits.

99.1 Press release, dated June 4, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp
Date: June 4, 2015	By: /s/ LONNY D. ROBINSON Lonny D. Robinson Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 4, 2015